EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-50369, No. 333-52018 and No. 333-85842) of Crown Holdings, Inc. of our report dated June 20, 2006 relating to the financial statements of Crown Cork & Seal Company, Inc. Retirement Thrift Plan, which appears in this Form 11-K.

/s/ Parente Randolph, LLC

Philadelphia, Pennsylvania

June 20, 2006